Exhibit 4.3

Execution Version

GMF LEASING LLC

as Depositor,

and

WILMINGTON TRUST COMPANY

as Owner Trustee

AMENDED AND RESTATED TRUST AGREEMENT

OF

GM FINANCIAL AUTOMOBILE LEASING TRUST 2016-3

Dated as of July 31, 2016

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EXHIBITS

Exhibit A	-	Form of Trust Certificate	A-1
Exhibit B	-	Certificate of Trust of GM Financial Automobile Leasing Trust 2016-3	B-1
Exhibit C	-	Form of Transferor Certificate	C-1
Exhibit D	-	Form of Investment Letter	D-1
Exhibit E	-	Form of Rule 144A Letter	E-1
Exhibit F	-	Form of Notice of Repurchase Request	F-1

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AMENDED AND RESTATED TRUST AGREEMENT, dated as of July 31, 2016 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between GMF Leasing LLC, a Delaware limited liability company, as depositor (the “Depositor”), and Wilmington Trust Company, a Delaware trust company (in its individual capacity, together with its successors, assigns, the “Trust Company”), as trustee (in such capacity, the “Owner Trustee”).

WHEREAS, the parties to this Agreement intend to amend and restate the Trust Agreement, dated as of August 3, 2016 (the “Original Trust Agreement”), among the parties, on the terms and conditions set forth in this Agreement;

WHEREAS, the parties hereto entered into the Original Trust Agreement, and filed the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to which GM Financial Automobile Leasing Trust 2016-3 (the “Securitization Trust”) was formed; and

WHEREAS, the parties hereto are entering into this Agreement pursuant to which, among other things, the Original Trust Agreement will be amended and restated and a Trust Certificate will be issued.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend and restate the governing instrument of the Securitization Trust and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Capitalized Terms. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings assigned to them in Appendix 1 to the 2016-3 Exchange Note Supplement, dated as of July 31, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2016-3 Exchange Note Supplement”), among ACAR Leasing Ltd., as Borrower (in such capacity, the “Borrower”), AmeriCredit Financial Services, Inc. d/b/a GM Financial (“GM Financial”), as Lender (in such capacity, the “Lender”) and as Servicer (in such capacity, the “Servicer”) and Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) or, if not defined therein, in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Borrower, the Lender, the Servicer, the Administrative Agent and the Collateral Agent. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“2016-3 Servicing Agreement” means the Second Amended and Restated Servicing Agreement, dated as of May 23, 2013, as the same may be further amended, restated, supplemented or otherwise modified from time to time, among ACAR Leasing Ltd., the

Servicer, APGO Trust and the Collateral Agent as supplemented by the 2016-3 Servicing Supplement, dated as of July 31, 2016, as the same may be further amended, restated, supplemented or otherwise modified from time to time, among ACAR Leasing Ltd., the Servicer, APGO Trust and Wells Fargo, as Collateral Agent and Indenture Trustee.

“Authenticating Agent” means initially, Wells Fargo Bank, National Association, and thereafter any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver Trust Certificates.

“Benefit Plan Entity” has the meaning set forth in Section 3.4(e).

“Benefit Plan Investor” has the meaning set forth in Section 3.4(e).

“Certificate of Trust” means the Certificate of Trust filed for the Securitization Trust pursuant to Section 3810(a) of the Statutory Trust Statute, as originally filed with the Delaware Secretary of State on August 3, 2016, in the form attached hereto as Exhibit B.

“Certificate Register” and “Certificate Registrar” means the register mentioned in and the registrar appointed pursuant to Section 3.4(a).

“Commission” means the United States Securities and Exchange Commission.

“Corporate Trust Office” means with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890¬0001, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Trust Certificateholders and the Depositor, or the corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Trust Certificateholders and the Depositor.

“Depositor” has the meaning set forth in the preamble.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time.

“Expenses” has the meaning set forth in Section 8.2.

“FATCA” shall mean Sections 1471 through 1474 of the Code and (a) any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), (b) any applicable agreement entered into under Section 1471(b)(1) of the Code, and (c) any applicable intergovernmental agreement (including any implementing guidance) with respect to the implementation of the foregoing.

“FATCA Information” shall mean, with respect to any Trust Certificateholder, any form or other certification, or such other information reasonably sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.

“FATCA Withholding Tax” shall mean any required withholding or deduction of tax pursuant to FATCA.

“Flow-Through Entity” has the meaning set forth in Section 3.4(c).

“Indemnified Parties” has the meaning set forth in Section 8.2.

“Investment Letter” has the meaning set forth in Section 3.4(b).

“Issuer Tax Opinion” means with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes and subject to customary assumptions and qualifications for opinions of this type, (a) such action will not adversely affect the tax characterization as debt of any Notes that were characterized as debt at the time of their issuance, and (b) following such action neither the Issuer nor the Titling Trust will be treated as an association (or publicly traded partnership) taxable as a corporation.

“Notes” means the Series 2016-3 Class A-1 0.78000% Fixed Rate Asset Backed Notes, Class A-2-A 1.35% Fixed Rate Asset Backed Notes, Class A-2-B Floating Rate Asset Backed Notes, Class A-3 1.61% Fixed Rate Asset Backed Notes, Class A-4 1.78% Fixed Rate Asset Backed Notes, Class B 1.97% Fixed Rate Asset Backed Notes, Class C 2.38% Fixed Rate Asset Backed Notes and Class D 2.48% Fixed Rate Asset Backed Notes, all issued by the Issuer and substantially in the form of Exhibit A, B, C and D, respectively, to the Indenture.

“Optional Purchase” has the meaning set forth in Section 9.2(a).

“Optional Purchase Price” has the meaning set forth in Section 9.2(a).

“Original Trust Agreement” has the meaning set forth in the recitals.

“Owner Trust Estate” means all right, title and interest of the Securitization Trust in and to the property and rights transferred to the Securitization Trust pursuant to the 2016-3 Exchange Note Transfer Agreement and all other property of the Securitization Trust from time to time, including any rights of the Owner Trustee and the Securitization Trust pursuant to the 2016-3 Servicing Agreement, the 2016-3 Exchange Note Supplement and the Administration Agreement.

“Owner Trustee” means Wilmington Trust Company, a Delaware trust company, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.9, which shall initially be the Wells Fargo Bank, National Association.

“Percentage Interest” means with respect to any Trust Certificate, the percentage interest, specified on the face thereof, in the distributions on the Trust Certificates pursuant to this Agreement.

“Protected Purchaser” has the meaning set forth in Section 8-303 of the UCC.

“Record Date” means with respect to any Payment Date, the close of business on the Business Day immediately preceding such Payment Date.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1,506,1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Letter” has the meaning set forth in Section 3.4(b).

“Securities” means the Notes and Trust Certificates.

“Securitization Trust” means GM Financial Automobile Leasing Trust 2016-3, the trust created pursuant to the Original Trust Agreement and continued pursuant to this Agreement.

“Securityholders” means Trust Certificateholders and the Noteholders.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Treasury Regulations” means regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Certificate” means a certificate evidencing the undivided beneficial interest of a Trust Certificateholder in the assets of the Securitization Trust, substantially in the form attached hereto as Exhibit A.

“Trust Certificateholder” means a Person in whose name a Trust Certificate is registered.

SECTION 1.2. Interpretive Provisions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “this Agreement”, “herein”, “hereof’ and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article, Section or Exhibit such as “Article One”, “Section 1.1” or Exhibit A shall refer to the applicable Article, Section or Exhibit of this Agreement, (iv) the term “include” and all variations thereof means “include without limitation”, (v) the term “or” shall include “and/or”, (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, restated, modified, supplemented or replaced (in the case of a statute) and includes (in the case of agreements or instruments) references to all attachments, annexes, exhibits and schedules thereto and instruments incorporated therein, except that references to the 2016-3 Exchange Note Supplement and the 2016-3 Servicing Agreement include only such items as relate to the 2016-3 Exchange Note, and (viii) any defined term which relates to a Person shall include within its definition the successors and permitted assigns of such Person.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

SECTION 1.3. Amendment and Restatement. This Agreement amends and restates in full the Original Trust Agreement, with effect as of the date of this Agreement, and the parties confirm that (a) all prior actions made pursuant to such Original Trust Agreement are effective as if made under this Agreement on the date made, and (b) no provision of this Agreement is intended to result in the duplication of any such prior action by any party.

ARTICLE II

ORGANIZATION

SECTION 2.1. Name. The trust created pursuant to the Original Trust Agreement and continued hereby shall be known as “GM Financial Automobile Leasing Trust 2016-3”, in which name the Owner Trustee may conduct the business of the Securitization Trust, make and execute contracts and other instruments on behalf of the Securitization Trust and sue and be sued.

SECTION 2.2. Office. The office of the Securitization Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Trust Certificateholders and the Depositor.

SECTION 2.3. Purposes and Powers. The purpose of the Securitization Trust is and the Securitization Trust shall have the power and authority to engage in the following activities:

(a) to issue and sell the Notes pursuant to the Indenture and the Note Purchase Agreement;

(b) to issue the Trust Certificates pursuant to this Agreement;

(c) with the net proceeds of the sale of the Notes, to acquire the 2016-3 Exchange Note and, to pay the organizational, start-up and transactional expenses of the Securitization Trust;

(d) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the Indenture and to hold, manage and distribute any portion of the Owner Trust Estate released from the Lien of, and remitted to the Securitization Trust pursuant to, the Indenture;

(e) to enter into and perform its obligations under the Program Documents to which the Securitization Trust is a party; and

(f) to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith.

The Securitization Trust is hereby authorized to engage in the foregoing activities. The Securitization Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Program Documents.

SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Securitization Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

SECTION 2.5. Initial Capital Contribution of Owner Trust Estate. The Depositor has previously sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date of the Original Trust Agreement, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the 2016-3 Exchange Note Collections Account. The Depositor shall pay organizational expenses of the Securitization Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Trust Certificateholders, subject to the obligations of the Securitization Trust under the Program Documents. It is the intention of the parties hereto that the Securitization Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, (a) so long as the Trust Certificates are held by a single owner (which Person is also the recipient of any Available Funds distributed pursuant to Section 8.3(a)(xviii) of the Indenture), the Securitization Trust shall be treated as a security arrangement or otherwise disregarded as a separate entity from the Trust Certificateholder, with the assets of the Securitization Trust being the 2016-3 Exchange Note and other assets held by the Securitization Trust, the 2016-3 Exchange Note and other assets held by the Securitization Trust being owned by the sole Trust Certificateholder (or if it is a disregarded entity, the entity with respect to which it is disregarded) and the Notes being non-recourse debt of the sole Trust Certificateholder (or if it is a disregarded entity, the entity with respect to which it is disregarded), and (b) if there is more than one Trust Certificateholder, the Securitization Trust shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the 2016-3 Exchange Note and other assets held by the Securitization Trust, the partners of the partnership being the Trust Certificateholders and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Securitization Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Securitization Trust as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers authority and authorization set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Securitization Trust.

SECTION 2.7. Liability of Trust Certificateholders. The Trust Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

SECTION 2.8. Title to Owner Trust Estate. Legal title to all the Owner Trust Estate shall be vested at all times in the Securitization Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

SECTION 2.9. Situs of Securitization Trust. The Securitization Trust will be located in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Securitization Trust shall be located in the State of Delaware or the State of New York. The Securitization Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or outside of the State of Delaware. Payments will be received by the Securitization Trust only in Delaware or New York, and payments will be made by the Securitization Trust only from Delaware or New York.

SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained or has filed all forms, in the appropriate form, that are required to obtain all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

(c) The Depositor has the power and authority to execute and deliver this Agreement and any other Program Document to which the Depositor is a party, and to carry out their respective terms; the Depositor has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Securitization Trust and the Depositor has duly authorized such transfer and assignment and deposit to the Securitization Trust by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and any other Program Document to which the Depositor is a party have been duly authorized by the Depositor by all necessary action of a limited liability company.

(d) This Agreement and each other Program Document to which the Depositor is a party constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, liquidation, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

(e) The consummation of the transactions contemplated by this Agreement and any other Program Document to which the Depositor is a party and the fulfillment of the respective terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Program Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other Governmental Authority having jurisdiction over the Depositor or its properties.

(f) There are no proceedings or investigations pending or, to the best of the Depositor’s knowledge, threatened before any court, regulatory body, administrative agency or other Governmental Authority having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Program Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Program Document or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Program Document.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1. Initial Ownership. Until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Securitization Trust.

SECTION 3.2. The Trust Certificates.

(a) The Trust Certificates shall be substantially in the form set forth in Exhibit A and shall be issued in minimum denominations of a one percent Percentage Interest in the Securitization Trust. Except for the issuance of Trust Certificates to the Depositor, no Trust Certificate may be sold, pledged or otherwise transferred to any Person except in accordance with Section 3.4 and any attempted sale, pledge or transfer in violation of such Section shall be null and void.

The Trust Certificates may be in printed or in typewritten form, and may be executed on behalf of the Securitization Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Securitization Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. If registration of a transfer of a Trust Certificate is permitted pursuant to Section 3.4, the transferee of such Trust Certificate shall become a Trust Certificateholder, and shall be entitled to the rights and subject to the obligations of a Trust Certificateholder hereunder, upon due registration of such Trust Certificate in such transferee’s name pursuant to Section 3.4.

(b) Payments in respect of the Trust Certificates shall be payable to the Trust Certificateholders in accordance with Section 5.1.

SECTION 3.3. Authentication of Trust Certificates. Concurrently with the transfer of the 2016-3 Exchange Note to the Securitization Trust, the Owner Trustee shall cause the Trust Certificates in an aggregate Percentage Interest equal to 100% to be executed on behalf of the Securitization Trust, authenticated and delivered to or upon the written order of the Depositor. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust

Certificate a certificate of authentication, substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Authenticating Agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. Upon issuance, execution and delivery pursuant to the terms hereof, the Trust Certificates shall be entitled to the benefits of this Agreement. Wells Fargo Bank, National Association is hereby appointed as the initial Authenticating Agent.

SECTION 3.4. Registration of Transfer and Exchange.

(a) The Certificate Registrar shall cause to be kept a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Trust Certificates and, if and to the extent transfers and exchanges are permitted pursuant to Section 3.4(b), the registration of transfers of Trust Certificates. No transfer of a Trust Certificate shall be recognized except upon registration of such transfer. Wells Fargo Bank, National Association is hereby appointed as the initial “Certificate Registrar”. Upon any resignation of the Certificate Registrar, the Depositor shall promptly appoint a successor.

(b) The Trust Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Trust Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Trust Certificateholder desiring to effect such transfer and such Trust Certificateholder’s prospective transferee shall each certify to the Owner Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the “Transferor Certificate”) and either Exhibit D (the “Investment Letter”) or Exhibit E (the “Rule 144A Letter”). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Owner Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Securitization Trust or the Owner Trustee. The Depositor shall provide to any Trust Certificateholder and any prospective transferee designated by any such Trust Certificateholder, information regarding the Trust Certificates and the 2016-3 Exchange Note and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Trust Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Trust Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Securitization Trust, the Owner Trustee, the Trust Company and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. Each Trust Certificate to contain a legend in the form set forth on the form of Trust Certificate attached hereto as Exhibit A.

(c) Upon surrender for registration of transfer or exchange of any Trust Certificate at the office of the Certificate Registrar and upon compliance with the provisions of this Agreement relating to such transfer or exchange, provided that the requirements of Section 8-401(a) of the UCC are met, the Owner Trustee upon written direction of the Depositor shall execute on behalf of the Securitization Trust and shall, or shall cause the Authenticating Agent to, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates of a like aggregate Percentage Interest that the Trust Certificateholder making the exchange is entitled to receive and dated the date of such authentication of the Trust Certificates, as the case may be; provided that prior to such execution, authentication and delivery, the Owner Trustee and the Depositor shall have received an Issuer Tax Opinion. In no event shall there be more than ninety-five (95) Certificateholders of the Securitization Trust and the Titling Trust. If a Certificateholder is a partnership, grantor trust or S corporation for federal income tax purposes (each, a “Flow-Through Entity”), the interest in any Trust Certificates owned by such Flow-Through Entity shall represent less than 50% of the value of the assets owned by such Flow-Through Entity and no special allocation of income, gain, loss, deduction or credit from the Certificates will be made among the beneficial owners of such Flow-Through Entity. At the option of a Trust Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of like tenor and aggregate Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

The Certificate Registrar shall require that every Trust Certificate presented or surrendered for registration of transfer or exchange shall be beneficially owned by a United States person within the meaning of Section 7701(a)(30) of the Code and shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-9 or such other form as may be reasonably required in form satisfactory to the Certificate Registrar duly executed by the Trust Certificateholder or such Person’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Trust Certificates.

The Certificate Registrar shall cancel and retain or destroy, in accordance with the Certificate Registrar’s retention policy then in effect, all Trust Certificates surrendered for registration of transfer or exchange and shall upon written request certify to the Depositor as to such retention or destruction.

(d) The provisions of this Section generally are intended, among other things, to prevent the Securitization Trust from being characterized as a “publicly traded partnership” within the meaning of Section 7704 of the Code, in reliance on Treasury Regulations Section 1.7704-1(e) and (h), and the Depositor shall take such intent into account in determining whether or not to consent to any proposed transfer of any Trust Certificate.

(e) The Trust Certificates may not be acquired or held by or for the account of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (i) or (ii) above by reason of such employee benefit plan’s or plan’s investment in the entity (each, a “Benefit Plan Investor”), or (iv) an employee benefit plan, a plan or other similar arrangement that is not a Benefit Plan Investor but is subject to federal, state, local, non-U.S. or other laws or regulations substantially similar to Section 406 of ERISA or Section 4975 of the Code (each of (i) – (iv), a “Benefit Plan Entity”). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan Entity.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register any transfer or exchange of Trust Certificates for a period of fifteen (15) days preceding the due date for any payment with respect to the Trust Certificates. Notwithstanding anything contained herein to the contrary, neither the Certificate Registrar nor the Owner Trustee shall be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act, the Exchange Act, applicable state securities law, ERISA, the Investment Company Act, other applicable law, or the provisions of this Agreement. Except that, if an Investment Letter or Rule 144A Letter is required by this Section 3.4 and provided to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same solely to determine whether it conforms substantially on its face to the applicable form attached hereto.

SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Trust Certificates.

(a) If (i) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (ii) there shall be delivered to the Certificate Registrar, the Owner Trustee and the Trust Company such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a Protected Purchaser, upon the written direction of the Depositor, the Owner Trustee on behalf of the Securitization Trust shall execute and the Owner Trustee or the Authenticating Agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and Percentage Interest. If, after the delivery of such replacement Trust Certificate or payment of a destroyed, lost or stolen Trust Certificate, a Protected Purchaser of the original Trust Certificate in lieu of which such replacement Trust Certificate was issued presents for payment such original Trust Certificate, the Securitization Trust and the Owner Trustee shall be entitled to recover such replacement Trust Certificate (or such payment) from the Person to whom such replacement Trust Certificate was delivered or any Person taking such replacement Trust Certificate from such Person to whom such replacement Trust Certificate was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Securitization Trust or the Owner Trustee in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Securitization Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

(b) In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(c) Every replacement Trust Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Trust Certificate shall constitute an original additional contractual obligation of the Securitization Trust, whether or not the mutilated, destroyed, lost or stolen Trust Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Trust Certificates issued hereunder.

(d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Trust Certificates.

SECTION 3.6. Persons Deemed Trust Certificateholders. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent will treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

SECTION 3.7. Access to List of Trust Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Owner Trustee, the Servicer and the Depositor, within fifteen (15) days after receipt by the Certificate Registrar of a written request therefor from the Owner Trustee, the Servicer or the Depositor, a list, in such form as the Owner Trustee, the Servicer or the Depositor may reasonably require, of the names, addresses, and Percentage Interests of the Trust Certificateholders as of the most recent Record Date, and the Owner Trustee, the Depositor and the Servicer may rely and shall be fully protected in relying thereon.

If a Trust Certificateholder applies in writing to the Certificate Registrar, and such application states that the applicant desires to communicate with other Trust Certificateholders with respect to their rights under this Agreement or under the Trust Certificates, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Trust Certificateholders. Each Trust Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 3.8. Maintenance of Office or Agency. The Certificate Registrar shall maintain an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Trust Certificates and the Program Documents may be served. The Certificate Registrar designates its offices at Wells Fargo Bank, National Association, 600 South 4th Street, MAC N9300-061, Minneapolis, Minnesota 55479, Attention: Corporate Trust Administration for such purposes. The Certificate Registrar shall give prompt written notice to the Depositor and to the Trust Certificateholders of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.9. Appointment of Paying Agent. The Paying Agent shall make distributions to Trust Certificateholders pursuant to Section 5.1 and shall report the amounts of such distributions to the Depositor. The Depositor may revoke such power and remove the Paying Agent if the Depositor determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or that it is in the interest of the Trust Certificateholders to do so. The Paying Agent initially shall be the Indenture Trustee, and any co-paying agent chosen by the Indenture Trustee and acceptable to the Depositor. The Depositor shall cause such successor Paying Agent or any additional Paying Agent appointed by the Depositor to execute and deliver to the Depositor an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Trust Certificateholders in trust for the benefit of the Trust Certificateholders entitled thereto until such sums shall be paid to such Trust Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Paying Agent, if and for so long as the Owner Trustee shall act as Paying Agent, if and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 3.10. Definitive Trust Certificates. The Trust Certificates, upon original issuance, will be issued in definitive, fully registered form.

SECTION 3.11. Trust Certificates held by Depositor or its Affiliates. Unless otherwise specified in this Agreement or other Program Documents, any Trust Certificates owned by the Depositor, the Servicer (so long as GM Financial or an Affiliate thereof is the Servicer) or any of their respective Affiliates shall be entitled to the benefits under this Agreement equally and proportionately to the benefits afforded other owners of the Trust Certificates, except that such Trust Certificates shall be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Securityholders have given any request, demand, authorization, direction, notice, consent or other action under the Program Documents (other than the commencement by the Securitization Trust of a voluntary proceeding in bankruptcy).

SECTION 3.12. Trust Certificates Nonassessable and Fully Paid. Trust Certificateholders shall not be personally liable for obligations of the Securitization Trust. Except as set forth herein, the interests represented by the Trust Certificates shall be nonassessable for any losses or expenses of the Securitization Trust or for any reason whatsoever, and, upon authentication thereof pursuant to Sections 3.3, 3.4 and 3.5, the Trust Certificates shall be deemed fully paid.

SECTION 3.13. No Legal Title to Owner Trust Estate in Trust Certificateholders. The Trust Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Trust Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Trust Certificateholders to and in their beneficial interest in the Securitization Trust shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 3.14. No Recourse. Each Trust Certificateholder by accepting a Trust Certificate acknowledges that such Trust Certificateholder’s Trust Certificates represent beneficial interests in the Securitization Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Trust Company, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Trust Certificates.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

SECTION 4.1. Prior Notice to Trust Certificateholders with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.4, with respect to the following matters, the Securitization Trust shall not take action unless at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Trust Certificateholders in writing of the proposed action and prior to the 30th day after such notice is given the Trust Certificateholders shall not have notified the Owner Trustee in writing that such Trust Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Securitization Trust (except claims or lawsuits brought by the Servicer on behalf of the Titling Trust and Persons having interest in the 2016-3 Exchange Note to collect amounts owed under the 2016-3 Lease Agreements or in respect of a 2016-3 Leased Vehicles) and the compromise of any action, claim or lawsuit brought by or against the Securitization Trust (except with respect to the aforementioned claims or lawsuits for collection of the 2016-3 Lease Agreements and the 2016-3 Leased Vehicles);

(b) the election by the Securitization Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c) the amendment of the Indenture by a supplemental indenture in circumstances where such amendment materially adversely affects the interests of the Trust Certificateholders;

(d) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Trust Certificateholders; or

(e) the appointment pursuant to the Indenture of a successor Note Registrar or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Paying Agent, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

SECTION 4.2. Action by Trust Certificateholders with Respect to Certain Matters.

(a) Subject to the provisions and limitations of this Agreement, to the extent the Owner Trustee or the Securitization Trust is deemed to be the 2016-3 Exchange Noteholder pursuant to the 2016-3 Exchange Note Supplement and the Credit and Security Agreement, subsequent to the payment in full of all obligations secured by the Indenture, the Owner Trustee or Securitization Trust, as the case may be, shall take such actions as directed in writing by Trust Certificateholders of Trust Certificates evidencing at least 66 2⁄3% of the Percentage Interests. The Securitization Trust may not, except upon the occurrence of a Servicer Default, subsequent to the payment in full of the Notes and in accordance with the written directions of Trust Certificateholders of Trust Certificates evidencing at least 66 2⁄3% of the Percentage Interests, remove the Servicer with respect to the 2016-3 Exchange Note or appoint a Successor Servicer with respect thereto.

(b) The Securitization Trust shall not have the power, except upon the direction of Trust Certificateholders of Trust Certificates evidencing at least 66 2⁄3% of the Percentage Interests, to (i) remove the Administrator under the Administration Agreement pursuant to Section 1.09 thereof, (ii) appoint a successor Administrator pursuant to Section 1.09 of the Administration Agreement, or (iii) except as expressly provided in the Program Documents, sell the 2016-3 Exchange Note after the termination of the Indenture. The Securitization Trust shall take the actions referred to in the preceding sentence only upon written instructions signed by Trust Certificateholders of Trust Certificates evidencing at least 66 2⁄3% of the Percentage Interests.

SECTION 4.3. Action by Trust Certificateholders with Respect to Bankruptcy. The Securitization Trust shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Securitization Trust without the unanimous prior approval of all Trust Certificateholders and the delivery to the Securitization Trust by each such Trust Certificateholder of a certificate certifying that such Trust Certificateholder reasonably believes that the Securitization Trust is insolvent.

SECTION 4.4. Restrictions on Trust Certificateholders’ Power. The Trust Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Securitization Trust or the Owner Trustee under this Agreement or any of the Program Documents or would be contrary to Section 2.3 or 6.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5. Super-Majority Control. Except as expressly provided herein, any action that may be taken by the Trust Certificateholders under this Agreement shall be taken only by Trust Certificateholders of Trust Certificates evidencing at least 66 2⁄3% of the Percentage Interests thereof. Except as expressly provided herein, any written notice of the Trust Certificateholders delivered pursuant to this Agreement shall be effective only if signed by such super-majority of Trust Certificateholders.

ARTICLE V

APPLICATION OF SECURITIZATION TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1. Application of Securitization Trust Funds.

(a) At least two (2) days prior to each Payment Date, the Servicer shall send instructions to the Indenture Trustee to make payments or distributions in accordance with Section 8.3 of the Indenture. Distributions to Trust Certificateholders will be made in accordance with Section 5.4(c) or Section 8.3(a)(xviii), as applicable, of the Indenture.

(b) So long as the Depositor is the sole Trust Certificateholder, on or following the Payment Date on which the Note Principal Balance has been reduced to zero and all Obligations shall have been satisfied, the Depositor may direct the Owner Trustee in writing to distribute to it, and upon receipt of such direction the Owner Trustee shall distribute to or upon the order of the Depositor, the remaining assets of the Securitization Trust.

(c) On or before each Payment Date, the Servicer shall deliver to each Trust Certificateholder a Servicer Report with respect to such Payment Date and the related Collection Period.

(d) In the event that any withholding tax is imposed on the Securitization Trust’s payment (or, if the Securitization Trust is treated as a partnership for federal income tax purposes, allocations of income) to a Trust Certificateholder, such tax shall reduce the amount otherwise distributable to such Trust Certificateholder in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to such Trust Certificateholders, sufficient funds for the payment of any withholding tax that is legally owed by the Securitization Trust (but such authorization shall not prevent the Securitization Trust from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Trust Certificateholder shall be treated as cash distributed to such Trust Certificateholder, at the time it is withheld by the Securitization

Trust for remittance to the appropriate taxing authority. If the Paying Agent determines that there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent may in its sole discretion withhold such amounts in accordance with this Section. In the event that a Trust Certificateholder wishes to apply for a refund of any such withholding tax, the Paying Agent shall reasonably cooperate with such Trust Certificateholder in making such claim so long as such Trust Certificateholder agrees to reimburse the Paying Agent for any out-of-pocket expenses incurred.

SECTION 5.2. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Trust Certificateholders on any Payment Date shall be made by the Paying Agent to each Trust Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Trust Certificateholder at a bank or other entity having appropriate facilities therefor, if such Trust Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date, or, if not, by check mailed to such Trust Certificateholder at the address of such Trust Certificateholder appearing in the Certificate Register.

SECTION 5.3. Accounting and Reports to Trust Certificateholders, Internal Revenue Service and Others.

(a) The Owner Trustee shall, based on information provided by the Depositor, (i) maintain (or cause to be maintained) the books of the Securitization Trust on a fiscal year basis ending December 31 on the accrual method of accounting and in addition to the Owner Trustee’s rights under Section 5.1, take such action as instructed by the Trust Certificateholders to collect or cause to be collected and paid over to applicable authorities any withholding tax as described in and in accordance with Section 5.1 with respect to income or distributions to Trust Certificateholders.

(b) The Owner Trustee shall deliver to each Trust Certificateholder such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Trust Certificateholder to prepare its federal and state income tax returns. For so long as the Trust Certificates are held by a single Trust Certificateholder, consistent with the Securitization Trust’s characterization for federal income tax purposes as a security arrangement for the issuance of non-recourse debt or as an entity disregarded as being separate from the Trust Certificateholder, no federal income tax return shall be filed on behalf of the Securitization Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel (which shall not be at the expense of the Owner Trustee or the Trust Company) that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Depositor permitted by Section 3.4, the Code requires such a filing, or (ii) the Internal Revenue Service shall determine that the Securitization Trust is required to file such a return. In the event that the Securitization Trust is required to file tax returns, the Administrator shall prepare or shall cause to be prepared any tax returns required to be filed by the Securitization Trust and shall remit such returns to the Depositor (or if the Depositor no longer owns any Trust Certificates, the

Trust Certificateholder designated for such purpose by the Depositor to the Securitization Trust in writing) at least five (5) days before such returns are due to be filed. The Depositor (or such designee Trust Certificateholder, as applicable) shall promptly sign such returns and deliver such returns after signature to the Administrator and such returns shall be filed by the Administrator with the appropriate tax authorities. In no event shall the Owner Trustee, the Trust Company, or the Depositor (or such designee Trust Certificateholder, as applicable) be liable for any liabilities, costs or expenses of the Securitization Trust if it is treated as a separate entity subject to taxation or the Noteholders arising out of the application of any tax law, including federal, State, foreign or local income or excise taxes or any other tax imposed on or measured by the Securitization Trust’s or a Noteholder’s income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to the willful misconduct or gross negligence by the Owner Trustee or the Depositor (or such designee Trust Certificateholder, as applicable), as the case may be, in breach of its obligations under this Agreement.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1. General Authority. The Owner Trustee is authorized and empowered to execute and deliver the Program Documents to which the Securitization Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Program Documents to which the Securitization Trust is to be a party and any amendment or other agreement or instrument, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the presentation thereof to the Owner Trustee and the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized and empowered, but shall not be obligated, to take all actions required of the Securitization Trust pursuant to the Program Documents. The Owner Trustee is further authorized and empowered from time to time to take such action as the Administrator recommends with respect to the Program Documents.

SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) only those responsibilities expressly required to be performed by it pursuant to the terms of this Agreement and the Program Documents to which the Securitization Trust is a party, in the interest of the Trust Certificateholders, and in all cases subject to such Program Documents and in accordance with the provisions of this Agreement. In addition to the foregoing, the Owner Trustee shall comply with the obligations set forth in Section 2.5(b) of the Servicing Supplement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Program Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Securitization Trust hereunder or under any other Program Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

SECTION 6.3. Action upon Instruction.

(a) Subject to Article Four and in accordance with the terms of the Program Documents, the Trust Certificateholders may by written instruction direct the Owner Trustee in the management of the Securitization Trust. Such direction may be exercised at any time by written instruction of the Trust Certificateholders pursuant to Article Four.

(b) The Owner Trustee shall not be required to take any action hereunder or under any other Program Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Program Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Program Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Trust Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Trust Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

(d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Program Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within fifteen (15) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

(e) Notwithstanding the foregoing, the right of the Depositor or the Trust Certificateholders to take any action affecting the Owner Trust Estate shall be subject to the rights of the Indenture Trustee under the Indenture.

SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Securitization Trust or any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other document against the Owner Trustee. To the extent that, at law or in equity, the Owner Trustee has duties (including, without limitation, fiduciary duties) and liabilities relating thereto to the Securitization Trust or to the Depositor and the other Trust Certificateholders, the Owner Trustee shall not be personally liable to the Securitization Trust or to the Depositor and the other Trust Certificateholders, to the fullest extent permitted by law, for the Owner Trustee’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including, without limitation, fiduciary duties) and liabilities of the Owner Trustee otherwise existing at law or in equity, are agreed by the Owner Trustee, the Depositor, and the Trust Certificateholders to replace such other duties (including, without limitation, fiduciary duties) and liabilities to the fullest extent permitted by law (including, without limitation, Section 3806(c)(2) of the Statutory Trust Statute, as amended). The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any other Program Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 6.5. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, or (b) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Securitization Trust set forth in Section 2.3, or (b) that, to the actual knowledge of the Owner Trustee, would result in the Securitization Trust’s becoming an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Trust Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

SECTION 6.7. Covenants for Reporting of Repurchase Demands due to Breaches of Representations and Warranties.

(a) The Owner Trustee will (i) in accordance with its obligations pursuant to Section 2.5 of the 2016-3 Servicing Supplement, provide prompt written notice upon the discovery of any breach of the Servicer’s representations and warranties, (ii) no later than five (5) Business Days after the end of each calendar quarter, provide to the Servicer and the Depositor, a notice in substantially the form of Exhibit F, or any other form agreed upon between the Owner Trustee and the Depositor, which shall be deemed acceptable to the Depositor unless the Depositor notifies the Owner Trustee within five (5) Business Days of its receipt thereof, with respect to any requests (in writing or orally) for the repurchase of any 2016-3 Lease Agreement and the related 2016-3 Leased Vehicle pursuant to Section 2.5 of the 2016-3 Servicing Supplement received by a Responsible Officer of the Owner Trustee during the immediately preceding calendar quarter (or, in the case of the initial notice, since the Closing Date) and (iii) promptly upon reasonable written request by the Servicer or the Depositor, provide to them any other information reasonably requested in good faith that is in actual possession of the Owner Trustee and necessary to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB.

(b) In no event will the Owner Trustee or the Issuer have any responsibility or liability in connection with (i) the compliance by the Servicer, the Depositor or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB. The Owner Trustee will not have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any 2016-3 Lease Agreement and the related 2016-3 Leased Vehicle pursuant to Section 2.5 of the 2016-3 Servicing Supplement.

ARTICLE VII

CONCERNING THE OWNER TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms set forth in this Agreement. The Owner Trustee shall not be answerable or accountable hereunder under any circumstances, except to the Securitization Trust, the Depositor, and to the Trust Certificateholders (x) for its own willful misconduct or gross negligence, or (y) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trust Company. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

(b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Trust Certificateholder;

(c) no provision of this Agreement or any other Program Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Program Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Program Documents, including the principal of and interest on the Notes or any amounts payable on the Trust Certificates;

(e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Program Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Trust Certificateholder, other than as expressly provided for herein or expressly agreed to in the Program Documents;

(f) the Owner Trustee shall not be responsible for supervising or monitoring the performance of, and shall not be liable for the default or misconduct of the Administrator, the Depositor, the Indenture Trustee, the Servicer or any other person under any of the Program Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Securitization Trust under this Agreement or the other Program Documents that are not expressly required to be performed by the Owner Trustee, including, without limitation, those that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the 2016-3 Servicing Agreement; and

(g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Program Document, at the request, order or direction of any of the Trust Certificateholders, unless such Trust Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Program Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than to the Securitization Trust, the Depositor, and the Trust Certificateholders for its own gross negligence or willful misconduct in the performance of any such act.

SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Trust Certificateholders, promptly upon receipt of a written request therefor, and at the expense of the requesting Trust Certificateholder, (a) copies of the Program Documents, and (b) copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Program Documents.

SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and the Trust Certificateholders, that:

(a) It is a trust company duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

SECTION 7.4. Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof require and rely on a certificate, signed by an appropriate person, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or performance of its power, authority, duties and obligations under this Agreement or the other Program Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and

(ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons; provided, however, that the Owner Trustee shall use its best efforts to procure and provide to such counsel, accountants or other such Persons all such documents and information as may be reasonably necessary for such Persons to render such opinion or advice.

SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article, in accepting the trusts hereby created the Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee or the Trust by reason of the transactions contemplated by this Agreement or any other Program Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

SECTION 7.6. Owner Trustee Not Liable for Trust Certificates. The recitals contained herein and in the Trust Certificates (other than the signature and any authentication of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Program Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Program Document to which the Owner Trustee is to be a party (except for enforceability against the Owner Trustee), or the perfection and priority of any security interest created by or under any Program Document, or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Trust Certificateholders under this Agreement or the Noteholders under the Indenture, the validity of the transfer of the 2016-3 Exchange Note, or for the compliance by the Depositor, the Administrator or the Servicer with any warranty or representation made under any Program Document or for the accuracy of any such warranty or representation or for any action of the Administrator, the Servicer or the Indenture Trustee taken in the name of the Owner Trustee.

SECTION 7.7. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

SECTION 7.8. FATCA Information. Each Trust Certificateholder, by acceptance of such Trust Certificate or such interest therein, agrees to provide to the Owner Trustee, upon its reasonable request, the FATCA Information to the extent such Trust Certificateholder is legally entitled to do so. In addition, each Trust Certificateholder, by acceptance of such Trust Certificate or such interest therein, agrees that the Owner Trustee has the right to withhold or deduct (and to promptly pay over, in full, to the relevant taxing authority) any amounts properly withheld or deducted under law (and without any corresponding gross-up) payable to a Trust Certificateholder that fails to comply with the requirements of the preceding sentence.

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

SECTION 8.1. Owner Trustee’s Fees and Expenses. The Trust Company shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrator and the Trust Company, and the Trust Company shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trust Company may employ in connection with the negotiation, execution and delivery of the Program Documents and the exercise and performance of its power, authority, rights and its duties hereunder.

SECTION 8.2. Indemnification. To the fullest extent permitted by law, and notwithstanding any other provision in this Agreement or elsewhere, the Administrator shall be liable as primary obligor for, and to indemnify, defend and hold harmless the Trust Company, and its successors, assigns, agents, servants, officers, directors and employees (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions, fees, penalties, demands, proceedings, and suits, and any and all costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought by the Owner Trustee for any indemnification or other obligation of the Administrator)) of any kind and nature whatsoever (collectively, “Expenses”), which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way resulting from this Agreement, the other Program Documents, the Owner Trust Estate, the Securitization Trust, or any action or inaction of the Owner Trustee relating thereto, except only that the Administrator shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of the Securitization Trust or this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Administrator, which approval shall not be unreasonably withheld.

SECTION 8.3. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1. Termination of Trust Agreement.

(a) The Securitization Trust shall dissolve upon the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the 2016-3 Servicing Agreement and Article Five hereof. Neither the Depositor nor any Trust Certificateholder shall be entitled to otherwise revoke, dissolve or terminate the Securitization Trust. The bankruptcy, liquidation, dissolution, death or incapacity of any Trust Certificateholder shall not (i) operate to dissolve or terminate this Agreement or the Securitization Trust, (ii) entitle such Trust Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Securitization Trust or Owner Trust Estate, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Notice of any dissolution of the Securitization Trust, specifying the Payment Date upon which Trust Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Administrator by letter to the Owner Trustee and all Trust Certificateholders mailed within five (5) Business Days of receipt of a termination notice of such termination from the Servicer, stating (i) the Payment Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee or the Paying Agent therein designated, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee or the Paying Agent therein specified. The Administrator shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Trust Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Trust Certificateholders amounts distributable on such Payment Date pursuant to Section 5.2.

In the event that all of the Trust Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Administrator shall so notify the Owner Trustee in writing and the Owner Trustee shall give a second written notice to the remaining Trust Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Securitization Trust after exhaustion of such remedies shall be distributed by the Paying Agent to the Depositor.

(c) Upon the completion of the winding up of the Securitization Trust by the Administrator in accordance with Section 3808 of the Statutory Trust Statute and at the written direction of the Depositor, the Owner Trustee, at the expense of the Depositor shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute and the Securitization Trust and this Agreement (other than Article Eight) shall terminate and be of no further force or effect.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a national banking association or corporation organized under the laws of the United States or any State and satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities; and having (or having a parent that has) time deposits that are rated at least “Prime-1” by Moody’s and “A-1” by S&P and, if rated by Fitch, Fitch’s equivalent rating. If such national banking association or corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all amounts owed to the outgoing Owner Trustee in its individual capacity.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and any such removal shall be subject to payment of all amounts owed to the outgoing Owner Trustee in its individual capacity. The Issuer shall pay any costs and expenses associated with the replacement of the Owner Trustee. To the extent the Issuer fails to pay any such costs or expenses on or before the Payment Date following the replacement of the Owner Trustee, the Administrator shall pay such amount then-outstanding.

SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Trust Certificateholders, the Indenture Trustee, the Administrative Agent and the Noteholders. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

SECTION 10.4. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 10.1.

SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Securitization Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Amendments.

(a) This Agreement may be amended by the Depositor and the Owner Trustee, upon issuance of an Issuer Tax Opinion, which shall not be at the expense of the Owner Trustee, with the consent of the Majority Noteholders and the consent of Trust Certificateholders of Trust Certificates evidencing not less than a majority of the Percentage Interests; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 2016-3 Exchange Note or distributions that shall be required to be made for the benefit of the Noteholders or the Trust Certificateholders, without the consent of all Noteholders and all Trust Certificateholders, (ii) reduce the aforesaid percentage of the principal amount of the Notes required to consent to any such amendment, without the consent of all Noteholders, or (iii) reduce the aforesaid percentage of the Percentage Interests evidenced by the Trust Certificates required to consent to any such amendment, without the consent of the Trust Certificateholders of all Trust Certificates; and provided further, notwithstanding any other provision in this Agreement or elsewhere, that any amendment or modification of or supplement to this Agreement or any other document that will affect any right, power, authority, duty, liability, benefit, protection, privilege, immunity, or indemnity of the Owner Trustee (as such or in its individual capacity) shall not be binding on the Owner Trustee (as such or in its individual capacity), unless the Owner Trustee in its individual capacity has specifically consented thereto in writing.

(b) Upon issuance of an Issuer Tax Opinion, which shall not be at the expense of the Owner Trustee, this Agreement may be amended by the Depositor and the Owner Trustee for any purpose, with the consent of Trust Certificateholders of Trust Certificates evidencing not less than a majority of Percentage Interests; provided, that an Opinion of Counsel acceptable to the Indenture Trustee is delivered to the effect that such amendment would not have an adverse effect on the rights or interests of the Noteholders.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Trust Certificateholder, the Administrative Agent and the Indenture Trustee.

It shall not be necessary for the consent of Trust Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Trust Certificateholders provided for in this Agreement or in any other Program Document) and of evidencing the authorization of the execution thereof by Trust Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(c) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Delaware Secretary of State and shall furnish written notification of the substance of such amendment to the Certificateholder, who shall furnish written notification of the substance of such amendment to the Indenture Trustee and each Rating Agency.

(d) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel to the Depositor or the Trust Certificateholders (which shall not be at the expense of the Owner Trustee or the Trust Company) stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 11.2. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Trust Company, the Depositor, the Trust Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.3. Notices.

(a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention of Chief Financial Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b) Any notice required or permitted to be given to a Trust Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Trust Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Certificateholder receives such notice.

SECTION 11.4. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement or the Trust Certificates shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, and such invalidity shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the Trust Certificates.

SECTION 11.5. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.6. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Depositor and its permitted assignees, the Owner Trustee and its successors and each Trust Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Trust Certificateholder shall bind the successors and assigns of such Trust Certificateholder.

SECTION 11.7. No Petition. The Owner Trustee, any Paying Agent, the Depositor and each Trust Certificateholder by accepting a Trust Certificate, covenant that they will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any United States, federal or state bankruptcy or similar law for a period of one year and a day after:

(a) termination of the Titling Trust Agreement, against the Settlor or the Titling Trust; and

(b) payment in full of` the Notes, against the Depositor or the Securitization Trust.

SECTION 11.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.10. Administrator. It shall be the Administrator’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Securitization Trust to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Securitization Trust, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Administrator and to comply with any reasonable request made by the Administrator for the delivery of information or documents to the Administrator in the Owner Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other proceeding or inquiry.

SECTION 11.11. Regulation AB. The Owner Trustee acknowledges and agrees that the purpose of this Section 11.11 is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission. The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees hereby to comply with reasonable requests made by the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Owner Trustee shall cooperate fully with the Servicer and the Issuer to deliver to the Servicer and the Issuer any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Servicer to permit the Servicer and the Issuer to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee reasonably believed by the Servicer to be necessary in order to effect such compliance.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

GMF LEASING LLC, as Depositor

By:	/s/ Jeffrey Fish

Name:	Jeffrey Fish
Title:	Vice President, Corporate Treasury

WILMINGTON TRUST COMPANY, as Owner Trustee

By:	/s/ Clarice Wright

Name:	Clarice Wright
Title:	Assistant Vice President

Acknowledged and accepted: WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Paying Agent, Authenticating Agent and Certificate Registrar

By:	/s/ Marianna C. Stershic

Name:	Marianna C. Stershic
Title:	Vice President

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Servicer and Administrator

By:	/s/ Sheli Fitzgerald

Name:	Sheli Fitzgerald
Title:	Senior Vice President, Corporate Treasury

[Signature Page to Amended and Restated Trust Agreement (Issuer)]

EXHIBIT A

FORM OF TRUST CERTIFICATE

TRUST CERTIFICATE

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS TRUST CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN SECTION 3.4 OF THE TRUST AGREEMENT UNDER WHICH THIS TRUST CERTIFICATE IS ISSUED (A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE FROM THE OWNER TRUSTEE OR UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.

THIS TRUST CERTIFICATE MAY NOT BE ACQUIRED OR HELD BY OR FOR THE ACCOUNT OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR A PLAN DESCRIBED IN (I) OR (II) ABOVE BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR (IV) AN EMPLOYEE BENEFIT PLAN, A PLAN OR OTHER SIMILAR ARRANGEMENT THAT IS NOT A BENEFIT PLAN INVESTOR BUT IS SUBJECT TO FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (EACH OF (I) – (IV), A “BENEFIT PLAN ENTITY”). BY ACCEPTING AND HOLDING THIS TRUST CERTIFICATE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN ENTITY.

THIS TRUST CERTIFICATE IS NOT TRANSFERABLE UNLESS THE PARTY TRANSFERRING THIS TRUST CERTIFICATE DELIVERS TO THE OWNER TRUSTEE AND THE DEPOSITOR AN OPINION OF COUNSEL STATING THE CIRCUMSTANCES AND CONDITIONS UPON WHICH THIS TRUST CERTIFICATE MAY BE TRANSFERRED AND THAT SUCH TRANSFER AS DESCRIBED THEREIN WILL NOT CAUSE EITHER THE SECURITIZATION TRUST OR THE TITLING TRUST TO BE CLASSIFIED AS AN ASSOCIATION (OR A PUBLICLY TRADED PARTNERSHIP) TAXABLE AS A CORPORATION FOR FEDERAL INCOME TAX PURPOSES. BASED UPON SUCH OPINION (IF REQUIRED), THE OWNER TRUSTEE WILL NOTIFY THE HOLDER OF THIS TRUST CERTIFICATE THAT THIS TRUST CERTIFICATE MAY BE

TRANSFERRED IN ACCORDANCE WITH THE CONDITIONS SET FORTH IN SUCH OPINION OF COUNSEL, AND THE HOLDER OF THIS TRUST CERTIFICATE MAY EXCHANGE THIS TRUST CERTIFICATE FOR A NEW TRUST CERTIFICATE OF LIKE DENOMINATION AND TENOR, WHICH NEW TRUST CERTIFICATE MAY BE TRANSFERRED IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH THEREON.

No. R-1	Percentage Interest: 100%

SEE REVERSE FOR CERTAIN DEFINITIONS

GM FINANCIAL AUTOMOBILE LEASING TRUST 2016-3

TRUST CERTIFICATE

ASSET BACKED CERTIFICATE

Evidencing an undivided beneficial interest in the Securitization Trust, as defined below, the property of which includes, among the other things, the 2016-3 Exchange Note.

(This Trust Certificate does not represent an interest in or obligation of GMF Leasing LLC, AmeriCredit Financial Services, Inc. d/b/a GM Financial (“GM Financial”) or any of their respective Affiliates, except to the extent described below.)

THIS CERTIFIES THAT GMF LEASING LLC is the registered owner of a ONE HUNDRED PERCENT nonassessable, fully-paid, undivided percentage beneficial interest in GM Financial Automobile Leasing Trust 2016-3 (the “Securitization Trust”), formed by GMF Leasing LLC (the “Depositor”).

The Securitization Trust is governed pursuant to an Amended and Restated Trust Agreement, dated as of July 31, 2016 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement. In the event of conflict between the terms of this Trust Certificate and the Trust Agreement, the terms of the Trust Agreement shall control.

This Trust Certificate is one of the duly authorized class of certificates (herein called the “Trust Certificates”). Also issued under an Indenture, dated as of July 31, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Securitization Trust, GM Financial, as servicer, and Wells Fargo Bank, National Association, as indenture trustee, are Notes designated as “Series 2016-3 Class A-1 0.78000% Fixed Rate Asset Backed Notes,” “Series 2016-3 Class A-2-A 1.35% Fixed Rate Asset Backed Notes,” “Series 2016-3 Class A-2-B Floating Rate Asset Backed Notes,” “Series 2016-3 Class A-3 1.61% Fixed Rate Asset Backed Notes,” “Series 2016-3 Class A-4 1.78% Fixed Rate Asset Backed Notes,” “Series 2016-3 Class B 1.97% Fixed Rate Asset Backed Notes,” “Series 2016-3 Class C 2.38% Fixed Rate Asset Backed Notes” and “Series 2016-3 Class D 2.48% Fixed Rate Asset Backed Notes” (together, the “Notes”). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such holder is bound. The property of the Securitization Trust consists primarily of the

2016-3 Exchange Note, certain bank accounts and the proceeds thereof, certain other rights under the Trust Agreement, the 2016-3 Exchange Note Sale Agreement, and the 2016-3 Servicing Agreement and all proceeds of the foregoing. The rights of the Securitization Trust in the foregoing property have been pledged by the Securitization Trust to the Indenture Trustee to secure payments of the Notes.

The Trust Certificates represent obligations of the Securitization Trust only and do not represent interests in, recourse to or obligations of the Depositor, the Owner Trustee or any of their respective Affiliates.

Distributions on this Trust Certificate will be made as provided in the Trust Agreement to the Person in whose name this Trust Certificate is registered at the close of business on the related Record Date, such Trust Certificateholder’s Percentage Interest in the amount to be distributed with respect to the Trust Certificates on such Payment Date.

The holder of this Trust Certificate acknowledges and agrees that its rights to receive payments in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Indenture and the Trust Agreement, as applicable.

It is the intent of the Depositor and the Trust Certificateholders that the Trust Certificates represent the equity interest in the Securitization Trust for federal and state income, single business and franchise tax purposes. For so long as the Trust Certificates are held by a single Person, the Securitization Trust will be treated as an entity disregarded as separate from such holder for purposes of federal income tax or state income, single business and franchise taxes. If, however, the Securitization Trust is characterized as a separate entity for federal income tax purposes, it is the intention of the parties to the Trust Agreement that it qualify as a partnership for such purposes and the Trust Certificateholders will be treated as partners in that partnership. The Depositor and the other Trust Certificateholders, by acceptance of a Trust Certificate, agree to take no action inconsistent with such tax treatment of the Trust Certificates.

Each Trust Certificateholder by accepting a Trust Certificate, covenants and agrees that such Trust Certificateholder will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any United States, federal or state bankruptcy or similar law for a period of one year and a day after:

(a) termination of the Titling Trust Agreement, against the Settlor or the Titling Trust; and

(b) payment in full of the Notes, against the Depositor or the Securitization Trust.

Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Trust Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Paying Agent at its offices in Minneapolis, Minnesota.

Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or its Authenticating Agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Securitization Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

GM FINANCIAL AUTOMOBILE LEASING TRUST 2016-3

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Date: , 20	Authorized Signatory

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee		Or	WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:			By:
	Authorized Signatory			Authorized Signatory

Date:                     , 20

[REVERSE OF TRUST CERTIFICATE]

The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Program Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the 2016-3 Exchange Note (and certain other amounts), all as more specifically set forth herein and in the 2016-3 Servicing Agreement and the Indenture. A copy of each of the Indenture, the 2016-3 Servicing Agreement and the Trust Agreement may be examined by any Trust Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Trust Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Majority Noteholders and Trust Certificateholders of Trust Certificates evidencing not less than a majority of the Percentage Interests. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Trust Certificateholder hereof or such Trust Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate Percentage Interest in the Securitization Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Wells Fargo Bank, National Association. No service charge will be made for any such registration or transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Trust Certificates are issuable only as registered Trust Certificates. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Trust Certificateholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Securitization Trust created thereby shall terminate upon the payment to Trust Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Indenture and the disposition of all property held as part of the Owner Trust Estate.

The Trust Certificates may not be acquired or held by or for the account of a Benefit Plan Entity. The holder of this Trust Certificate shall be required to represent and warrant that it is not a Benefit Plan Entity.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints                             , attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:		*/
Signature Guaranteed:

*/

*/	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CERTIFICATE OF TRUST

OF

GM FINANCIAL AUTOMOBILE LEASING TRUST 2016-3

This Certificate of Trust of GM FINANCIAL AUTOMOBILE LEASING TRUST 2016-3 (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C., Section 3801 et seq.) (the “Act”).

1. Name: The name of the statutory trust formed by this Certificate of Trust is GM Financial Automobile Leasing Trust 2016-3.

2. Delaware Trustee: The name and business address of a trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

3. Effective Date: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:

Name:
Title:

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EXHIBIT C

FORM OF TRANSFEROR CERTIFICATE

[DATE]

GMF Leasing LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas, 76102

Attention: Chief Financial Officer

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-0001

Attention: Corporate Trust Administration

Wells Fargo Bank, N.A.

Corporate Trust Services/Structured Products Services

600 South 4th Street

MAC N9300-061

Minneapolis, MN 55479

Attention: Corporate Trust Office

Re:	GM Financial Automobile Leasing Trust 2016-3, Trust Certificates

Ladies and Gentlemen:

In connection with our disposition of the above-referenced Trust Certificates (the “Trust Certificates”) we certify that (a) we understand that the Trust Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Trust Certificates to, or solicited offers to buy any Trust Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Authorized Officer

C-1

EXHIBIT D

FORM OF INVESTMENT LETTER

[DATE]

GMF Leasing LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas, 76102

Attention: Chief Financial Officer

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-0001

Attention: Corporate Trust Administration

Wells Fargo Bank, N.A.

Corporate Trust Services/Structured Products Services

600 South 4th Street

MAC N9300-061

Minneapolis, MN 55479

Attention: Corporate Trust Office

Re:	GM Financial Automobile Leasing Trust 2016-3, Trust Certificates

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced Trust Certificates (the “Trust Certificates”) we certify that (a) we understand that the Trust Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Trust Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Trust Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Trust Certificates, (d) we are acquiring the Trust Certificates for investment for our own account and not with a view to any distribution of such Trust Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Trust Certificates in accordance with the following sentence), (e) we have not offered or sold any Trust Certificates to, or solicited offers to buy any Trust Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws, (f) we are not a Benefit Plan Entity and will not acquire or hold the Trust Certificates on behalf of or with “plan assets” of a Benefit Plan Entity (as such term is defined the Amended and Restated Trust Agreement, dated as of July 31, 2016 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between GMF

D-1

Leasing LLC, as Depositor, and Wilmington Trust Company, as Owner Trustee), and (g) we are a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. We are acquiring the Trust Certificates for our own account and understand that the Trust Certificates may be resold, pledged or transferred only (i) (A) in a transaction exempt from the registration requirements of the Act and applicable state securities or “blue sky” laws and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this Trust Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, or (B) to a person who we reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A under the Act that is aware that the sale or other transfer is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Securitization Trust as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) if the transferee has otherwise complied with all conditions for transfer set forth in the Trust Agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

D-2

EXHIBIT E

FORM OF RULE 144A LETTER

[DATE]

GMF Leasing LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas, 76102

Attention: Chief Financial Officer

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-0001

Attention: Corporate Trust Administration

Wells Fargo Bank, N.A.

Corporate Trust Services/Structured Products Services

600 South 4th Street

MAC N9300-061

Minneapolis, MN 55479

Attention: Corporate Trust Office

Re:	GM Financial Automobile Leasing Trust 2016-3, Trust Certificates

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced Trust Certificates (the “Trust Certificates”) we certify that (a) we understand that the Trust Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Trust Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Trust Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Trust Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Trust Certificates or any interest in the Trust Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Trust Certificates or any interest in the Trust Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Trust Certificates under the Act or that would render the disposition of the Trust Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Trust Certificates, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act, (f) we are not a Benefit Plan Investor and will not acquire or

E-1

hold the Trust Certificates on behalf of or with “plan assets” of a Benefit Plan Investor (as such term is defined the Amended and Restated Trust Agreement, dated as of July 31, 2016 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between GMF Leasing LLC, as Depositor, and Wilmington Trust Company, as Owner Trustee), and (g) we are a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. We are aware that the sale to us is being made in reliance on Rule 144A and acknowledge that we have received such information regarding the Securitization Trust as we have requested pursuant to Rule 144A or have determined not to request such information and that we are aware that the seller is relying upon our foregoing representations in order to claim the exemption from registration provided by Rule 144A. We are acquiring the Trust Certificates for our own account or for resale pursuant to Rule 144A and understand that such Trust Certificates may be resold, pledged or transferred only (i) (A) in a transaction exempt from the registration requirements of the Act and applicable state securities or “blue sky” laws and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this Trust Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, or (B) to a person who we reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A under the Act that is aware that the sale or other transfer is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Securitization Trust as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) if the transferee has otherwise complied with all conditions for transfer set forth in the Trust Agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

E-2

EXHIBIT F

FORM OF NOTICE OF REPURCHASE REQUEST

[DATE]

AmeriCredit Financial Services, Inc.

d/b/a GM Financial

    as Servicer

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102,

Attention: Chief Financial Officer

GMF Leasing LLC,

    as Depositor

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102,

Attention: Chief Financial Officer

Re:	Notice of Requests to Repurchase Receivables

Reference is hereby made to each of the Amended and Restated Trust Agreements set forth on Schedule A (each, an “Agreement”), for which Wilmington Trust Company, a Delaware trust company has acted in the capacity of owner trustee (in each case, the “Owner Trustee”). This Notice is being delivered pursuant to Section 5.7 or 6.7, as applicable, of the related Agreement.

[During the period from and including [                    ], 20[    ] to but excluding [                    ], 20[    ], the Owner Trustee received no requests requesting that Receivables be repurchased.]

[During the period from and including [                    ], 20[    ] to but excluding [                    ], 20[    ] the Owner Trustee received one or more requests requesting that Receivables be repurchased. Copies of such requests received in writing are attached, and details of any such requests received orally are set forth below:

Agreement	Date of Request	Number of Receivables Subject to Request	Aggregate Principal Balance of Receivables Subject to Request

F-1

This notice, and requests contained herein are being sent to you in connection with compliance with Rule 15Ga-1 of the Securities Exchange Act of 1934. In no event will the Owner Trustee or any of the related Issuers have any responsibility or liability in connection with (i) the compliance by the related Servicer, the related Depositor or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

Capitalized terms used but not defined herein shall have the meanings given to them in the related Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the Issuer

By:

F-2

Schedule A

Agreements

[To be provided]

F-3